Exhibit 99.1
FOR IMMEDIATE RELEASE

Contacts:	Farhan Ahmad	Erica Rodriguez Pompen
	Investor Relations	Media Relations
	farhanahmad@micron.com	epompen@micron.com
	(408) 834-1927	(408) 834-1873

MICRON TECHNOLOGY, INC. REPORTS RESULTS FOR THE
FIRST QUARTER OF FISCAL 2023

Micron navigates industry conditions with supply cuts and expense reductions

BOISE, Idaho, December 21, 2022 – Micron Technology, Inc. (Nasdaq: MU) today announced results for its first quarter of fiscal 2023, which ended December 1, 2022.

Fiscal Q1 2023 highlights
•Revenue of $4.09 billion versus $6.64 billion for the prior quarter and $7.69 billion for the same period last year
•GAAP net loss of $195 million, or $0.18 per diluted share
•Non-GAAP net loss of $39 million, or $0.04 per diluted share
•Operating cash flow of $943 million versus $3.78 billion for the prior quarter and $3.94 billion for the same period last year

“Micron delivered fiscal first quarter revenue and EPS within guidance ranges despite challenging conditions during the quarter,” said Micron Technology President and CEO Sanjay Mehrotra. “Micron’s strong technology, manufacturing and financial position put us on solid footing to navigate the near-term environment, and we are taking decisive actions to cut our supply and expenses. We expect improving customer inventories to enable higher revenue in the fiscal second half, and to deliver strong profitability once we get past this downturn.”

Quarterly Financial Results
(in millions, except per share amounts)	GAAP(1)			Non-GAAP(2)
	FQ1-23	FQ4-22	FQ1-22	FQ1-23	FQ4-22	FQ1-22

Revenue	$4,085	$6,643	$7,687	$4,085	$6,643	$7,687
Gross margin	893	2,622	3,565	934	2,676	3,616
percent of revenue	21.9%	39.5%	46.4%	22.9%	40.3%	47.0%
Operating expenses	1,102	1,101	934	999	1,014	891
Operating income (loss)	(209)	1,521	2,631	(65)	1,662	2,725
percent of revenue	(5.1%)	22.9%	34.2%	(1.6%)	25.0%	35.4%
Net income (loss)	(195)	1,492	2,306	(39)	1,621	2,471
Diluted earnings (loss) per share	(0.18)	1.35	2.04	(0.04)	1.45	2.16

Investments in capital expenditures, net(2) were $2.47 billion for the first quarter of 2023, which resulted in adjusted free cash flows(2) of negative $1.53 billion. Micron repurchased approximately 8.6 million shares of its common stock for $425 million during the first quarter of 2023 and ended the quarter with cash, marketable investments, and restricted cash of $12.08 billion, for a net cash(2) position of $1.81 billion. Micron’s Board of Directors has declared a quarterly dividend of $0.115 per share, payable in cash on January 19, 2023, to shareholders of record as of the close of business on January 3, 2023.

Business Outlook

The following table presents Micron’s guidance for the second quarter of 2023:

FQ2-23	GAAP(1) Outlook	Non-GAAP(2) Outlook

Revenue	$3.80 billion ± $200 million	$3.80 billion ± $200 million
Gross margin	7.5% ± 2.5%	8.5% ± 2.5%
Operating expenses	$1.08 billion ± $15 million	$945 million ± $15 million
Diluted earnings (loss) per share	($0.79) ± $0.10	($0.62) ± $0.10

Further information regarding Micron’s business outlook is included in the prepared remarks and slides, which have been posted at investors.micron.com.

Investor Webcast

Micron will host a conference call on Wednesday, December 21, 2022 at 2:30 p.m. Mountain Time to discuss its first quarter financial results and provide forward-looking guidance for its second quarter. A live webcast of the call will be available online at investors.micron.com. A webcast replay will be available for one year after the call. For Investor Relations and other company updates, follow @MicronTech on Twitter at twitter.com/MicronTech.

About Micron Technology, Inc.

We are an industry leader in innovative memory and storage solutions transforming how the world uses information to enrich life for all. With a relentless focus on our customers, technology leadership, and manufacturing and operational excellence, Micron delivers a rich portfolio of high-performance DRAM, NAND, and NOR memory and storage products through our Micron® and Crucial® brands. Every day, the innovations that our people create fuel the data economy, enabling advances in artificial intelligence and 5G applications that unleash opportunities — from the data center to the intelligent edge and across the client and mobile user experience. To learn more about Micron Technology, Inc. (Nasdaq: MU), visit micron.com.

© 2022 Micron Technology, Inc. All rights reserved. Micron, the Micron logo, and all other Micron trademarks are the property of Micron Technology, Inc. All other trademarks are the property of their respective owners.

Forward-Looking Statements

This press release contains forward-looking statements regarding our industry, our strategic position, and our financial and operating results. These forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially. Please refer to the documents we file with the Securities and Exchange Commission, including our most recent Form 10-K and Form 10-Q. These documents contain and identify important factors that could cause our actual results to differ materially from those contained in these forward-looking statements. These certain factors can be found at micron.com/certainfactors. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements. We are under no duty to update any of the forward-looking statements to conform these statements to actual results.

(1)GAAP represents U.S. Generally Accepted Accounting Principles.
(2)Non-GAAP represents GAAP excluding the impact of certain activities, which management excludes in analyzing our operating results and understanding trends in our earnings, adjusted free cash flow, net cash, and business outlook. Further information regarding Micron’s use of non-GAAP measures and reconciliations between GAAP and non-GAAP measures are included within this press release.

MICRON TECHNOLOGY, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except per share amounts)
(Unaudited)

	1st Qtr.	4th Qtr.	1st Qtr.
	December 1, 2022	September 1, 2022	December 2, 2021

Revenue	$4,085	$6,643	$7,687
Cost of goods sold	3,192	4,021	4,122
Gross margin	893	2,622	3,565

Research and development	849	839	712
Selling, general, and administrative	251	280	259
Restructure and asset impairments	13	5	38
Other operating (income) expense, net	(11)	(23)	(75)
Operating income (loss)	(209)	1,521	2,631

Interest income	88	54	10
Interest expense	(51)	(45)	(45)
Other non-operating income (expense), net	(4)	23	(75)
	(176)	1,553	2,521

Income tax (provision) benefit	(8)	(56)	(219)
Equity in net income (loss) of equity method investees	(11)	(5)	4
Net income (loss)	$(195)	$1,492	$2,306

Earnings (loss) per share
Basic	$(0.18)	$1.36	$2.06
Diluted	(0.18)	1.35	2.04

Number of shares used in per share calculations
Basic	1,090	1,097	1,119
Diluted	1,090	1,106	1,130

MICRON TECHNOLOGY, INC.
CONSOLIDATED BALANCE SHEETS
(In millions)
(Unaudited)

As of	December 1, 2022	September 1, 2022

Assets
Cash and equivalents	$9,574	$8,262
Short-term investments	1,007	1,069
Receivables	3,318	5,130
Inventories	8,359	6,663
Other current assets	663	657
Total current assets	22,921	21,781
Long-term marketable investments	1,426	1,647
Property, plant, and equipment	39,335	38,549
Operating lease right-of-use assets	693	678
Intangible assets	428	421
Deferred tax assets	672	702
Goodwill	1,228	1,228
Other noncurrent assets	1,171	1,277
Total assets	$67,874	$66,283

Liabilities and equity
Accounts payable and accrued expenses	$5,438	$6,090
Current debt	171	103
Other current liabilities	916	1,346
Total current liabilities	6,525	7,539
Long-term debt	10,094	6,803
Noncurrent operating lease liabilities	625	610
Noncurrent unearned government incentives	516	589
Other noncurrent liabilities	808	835
Total liabilities	18,568	16,376

Commitments and contingencies

Shareholders’ equity
Common stock	123	123
Additional capital	10,335	10,197
Retained earnings	46,873	47,274
Treasury stock	(7,552)	(7,127)
Accumulated other comprehensive income (loss)	(473)	(560)
Total equity	49,306	49,907
Total liabilities and equity	$67,874	$66,283

MICRON TECHNOLOGY, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)
(Unaudited)

For the three months ended	December 1, 2022	December 2, 2021

Cash flows from operating activities
Net income (loss)	$(195)	$2,306
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation expense and amortization of intangible assets	1,921	1,671
Stock-based compensation	146	118
(Gain) loss on debt repurchases	—	83
Change in operating assets and liabilities:
Receivables	1,842	67
Inventories	(1,697)	(344)
Accounts payable and accrued expenses	(1,056)	(42)
Other	(18)	79
Net cash provided by operating activities	943	3,938

Cash flows from investing activities
Expenditures for property, plant, and equipment	(2,449)	(3,265)
Purchases of available-for-sale securities	(90)	(528)
Proceeds from maturities of available-for-sale securities	358	313
Proceeds from sales of available-for-sale securities	4	124
Proceeds from government incentives	2	55
Proceeds from sale of Lehi, Utah fab	—	893
Other	(91)	(77)
Net cash provided by (used for) investing activities	(2,266)	(2,485)

Cash flows from financing activities
Proceeds from issuance of debt	3,349	2,000
Repurchases of common stock - repurchase program	(425)	(259)
Payments of dividends to shareholders	(126)	(112)
Payments on equipment purchase contracts	(47)	(78)
Repayments of debt	(20)	(1,949)
Other	(99)	(115)
Net cash provided by (used for) financing activities	2,632	(513)

Effect of changes in currency exchange rates on cash, cash equivalents, and restricted cash	(6)	(6)

Net increase (decrease) in cash, cash equivalents, and restricted cash	1,303	934
Cash, cash equivalents, and restricted cash at beginning of period	8,339	7,829
Cash, cash equivalents, and restricted cash at end of period	$9,642	$8,763

MICRON TECHNOLOGY, INC.
NOTES
(Unaudited)

Debt Activity

On November 3, 2022, we entered into a Term Loan Agreement consisting of three tranches and borrowed $2.60 billion in aggregate principal amount, including $927 million due November 3, 2025, $746 million due November 3, 2026, and $927 million due November 3, 2027. Borrowings under the Term Loan Agreement will bear interest at adjusted term SOFR plus an applicable interest rate margin ranging from 1.00% to 2.00%, varying by tranche and depending on our corporate credit ratings.

On October 31, 2022, we issued $750 million principal amount of senior notes due 2029 in a public offering and received net proceeds of $744 million. The notes bear interest at a rate of 6.750% per year and will mature on November 1, 2029.

MICRON TECHNOLOGY, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
(In millions, except per share amounts)

	1st Qtr.	4th Qtr.	1st Qtr.
	December 1, 2022	September 1, 2022	December 2, 2021

GAAP gross margin	$893	$2,622	$3,565
Stock-based compensation	36	49	43
Other	5	5	8
Non-GAAP gross margin	$934	$2,676	$3,616

GAAP operating expenses	$1,102	$1,101	$934
Stock-based compensation	(90)	(82)	(73)
Restructure and asset impairments	(13)	(5)	(38)
Other	—	—	68
Non-GAAP operating expenses	$999	$1,014	$891

GAAP operating income (loss)	$(209)	$1,521	$2,631
Stock-based compensation	126	131	116
Restructure and asset impairments	13	5	38
Other	5	5	(60)
Non-GAAP operating income (loss)	$(65)	$1,662	$2,725

GAAP net income (loss)	$(195)	$1,492	$2,306
Stock-based compensation	126	131	116
Restructure and asset impairments	13	5	38
Amortization of debt discount and other costs	5	6	9
(Gain) loss on debt repurchases	—	—	83
Other	5	5	(60)
Estimated tax effects of above and other tax adjustments	7	(18)	(21)
Non-GAAP net income (loss)	$(39)	$1,621	$2,471

GAAP weighted-average common shares outstanding - Diluted	1,090	1,106	1,130
Adjustment for stock-based compensation	—	15	11
Non-GAAP weighted-average common shares outstanding - Diluted	1,090	1,121	1,141

GAAP diluted earnings (loss) per share	$(0.18)	$1.35	$2.04
Effects of the above adjustments	0.14	0.10	0.12
Non-GAAP diluted earnings (loss) per share	$(0.04)	$1.45	$2.16

RECONCILIATION OF GAAP TO NON-GAAP MEASURES, Continued

	1st Qtr.	4th Qtr.	1st Qtr.
	December 1, 2022	September 1, 2022	December 2, 2021

GAAP net cash provided by operating activities	$943	$3,777	$3,938

Expenditures for property, plant, and equipment	(2,449)	(3,613)	(3,265)
Proceeds from sales of property, plant, and equipment	23	30	21
Payments on equipment purchase contracts	(47)	(9)	(78)
Amounts funded by partners	2	11	55
Investments in capital expenditures, net	(2,471)	(3,581)	(3,267)
Adjusted free cash flow	$(1,528)	$196	$671

As of	December 1, 2022	September 1, 2022	December 2, 2021

Cash and short-term investments	$10,581	$9,331	$9,580
Current and noncurrent restricted cash	68	77	83
Long-term marketable investments	1,426	1,647	1,817
Current and long-term debt	(10,265)	(6,906)	(7,022)
Net cash	$1,810	$4,149	$4,458

The tables above reconcile GAAP to non-GAAP measures of gross margin, operating expenses, operating income (loss), net income (loss), diluted shares, diluted earnings (loss) per share, adjusted free cash flow, and net cash. The non-GAAP adjustments above may or may not be infrequent or nonrecurring in nature, but are a result of periodic or non-core operating activities. We believe this non-GAAP information is helpful in understanding trends and in analyzing our operating results and earnings. We are providing this information to investors to assist in performing analysis of our operating results. When evaluating performance and making decisions on how to allocate our resources, management uses this non-GAAP information and believes investors should have access to similar data when making their investment decisions. We believe these non-GAAP financial measures increase transparency by providing investors with useful supplemental information about the financial performance of our business, enabling enhanced comparison of our operating results between periods and with peer companies. The presentation of these adjusted amounts varies from amounts presented in accordance with U.S. GAAP and therefore may not be comparable to amounts reported by other companies. Our management routinely excludes the following items in analyzing our operating results and understanding trends in our earnings:

•Stock-based compensation;
•Flow-through of business acquisition-related inventory adjustments;
•Acquisition-related costs;
•Employee severance;
•Gains and losses from settlements;
•Restructure and asset impairments;
•Amortization of debt discount and other costs;
•Gains and losses from debt repurchases and conversions;
•Gains and losses from business acquisition activities; and
•The estimated tax effects of above, non-cash changes in net deferred income taxes, assessments of tax exposures, certain tax matters related to prior fiscal periods, and significant changes in tax law.

Non-GAAP diluted shares are adjusted for the impact of additional shares resulting from the exclusion of stock-based compensation from non-GAAP income (loss).

MICRON TECHNOLOGY, INC.
RECONCILIATION OF GAAP TO NON-GAAP OUTLOOK

FQ2-23	GAAP Outlook	Adjustments		Non-GAAP Outlook

Revenue	$3.80 billion ± $200 million	—		$3.80 billion ± $200 million
Gross margin	7.5% ± 2.5%	~1%	A	8.5% ± 2.5%
Operating expenses	$1.08 billion ± $15 million	$137 million	B	$945 million ± $15 million
Diluted earnings (loss) per share(1)	($0.79) ± $0.10	$0.17	A, B, C	($0.62) ± $0.10

Non-GAAP Adjustments (in millions)

A	Stock-based compensation – cost of goods sold	$40
A	Other – cost of goods sold	4
B	Stock-based compensation – research and development	62
B	Stock-based compensation – selling, general, and administrative	45
B	Restructure and asset impairments	30
C	Tax effects of the above items and other tax adjustments	8
		$189

(1)GAAP and non-GAAP earnings (loss) per share based on approximately 1.09 billion diluted shares.

The tables above reconcile our GAAP to non-GAAP guidance based on the current outlook. The guidance does not incorporate the impact of any potential business combinations, divestitures, additional restructuring activities, balance sheet valuation adjustments, strategic investments, financing transactions, and other significant transactions. The timing and impact of such items are dependent on future events that may be uncertain or outside of our control.